UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2001
                                                 --------------


                                  Piranha, Inc.
-------------------------------------------------------------------------------
        (Exact name of small business issuer as specified in its charter)


Delaware                     0-20190                           36-3859518
-------------------------------------------------------------------------------
(State or other           (Commission File                     (I.R.S.Employer
jurisdiction                    Number)                     Identification No.)
of incorporation)

2425 N. Central Expressway, Suite 480, Richardson, TX             75080
-------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)



(Registrant's telephone number, including area code: (972) 739-0373)




------------------------------------------------------------------------------
(Former name, former address and former fiscal year, if changed since last report)

    Item 5.  Other Information.

    Bankruptcy Filing

    On August 8, 2001, the registrant filed a petition in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, pursuant to Chapter 11 of the United States Bankruptcy Code.

    The purpose of the filing was to protect the assets of the registrant while obtaining additional funding to develop the economics of those assets and thereby create value for Piranha's shareholders. Additional financing has not been available to the registrant since revelations on April 16, 2001, to the board of directors established that Richard S. Berger had, without the knowledge or authority of the board of directors, transferred $675,000 out of one of the registrant's bank accounts in June 2000.

    Illinois Litigation

    On August 9, 2001, litigation purportedly filed on behalf of the registrant on August 7, 2001, in the Circuit Court of Cook County, was removed to the United States District Court for the Northern District of Illinois. This litigation commenced after Richard S. Berger claimed to have obtained consents from those holding a majority of the registrant's voting stock, consenting, among other actions, to remove all directors other than Mr. Berger and establishing Mr. Berger as the registrant's sole director.

    Directors of the registrant, other than Richard S. Berger, believe that they remain on the registrant's board of directors. The directors of the registrant, other than Richard S. Berger, assert that Richard S. Berger's actions in attempting to establish himself as the registrant's sole director violated United States Securities Laws. Consequently, these other directors believe Mr. Berger's actions in obtaining purported consents failed to remove them.

    Directors other than Mr. Berger believe the actions of Richard S. Berger in soliciting and obtaining what he purports to be votes of shareholders violate the Securities Exchange Act of 1934's proxy solicitation rules. These rules require, among other disclosures, full disclosure in a proxy statement filed with the Securities and Exchange Commission of any economic or other interest that would result from the actions to be taken. Such proxy statement would have disclosed, for example, Mr. Berger's plans to terminate the lawyer and auditing firm engaged to investigate Mr. Berger's unauthorized and undisclosed financial dealings and whether such investigation against Mr. Berger should or would proceed, either by the registrant's existing counsel or other counsel.

    As a matter of corporate law, as the purported sole director of the registrant, Mr. Berger has purportedly terminated those engaged to investigate him, voting on a matter in which directors other than Mr. Berger believe his personal interest is transparent.

    Because Mr. Berger did not solicit consents from all shareholders, directors other than Mr. Berger also believe he has violated rules promulgated under the Securities Exchange Act of 1934 that require information statements relating to consents to be distributed to shareholders, also with a disclosure document filed with the Securities and Exchange Commission. This information statement requires similar full disclosure, and must be disseminated prior to taking any action based upon purported consents. This material has not been filed with the Securities and Exchange Commission nor distributed to the registrant's shareholders, and, accordingly, directors other than Mr. Berger believe that Mr. Berger cannot act upon the consents he claims to have obtained.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf, thereby duly authorized.



    Date: August 10, 2001
                                   Piranha, Inc.


                                   /s/ Edward W. Sample
                                   ---------------------------------------
                                   Edward W. Sample, Chief Executive Officer